EXHIBIT (J)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 110 to the Registration Statement on Form N-1A of
Fidelity Trend Fund, of our report dated February 8, 2000 on the financial statements and financial highlights included in the December 31, 1999 Annual Report to Shareholders of Fidelity Trend Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP

Boston, Massachusetts
February 17, 2000